Exhibit 10.3

RUTH’S HOSPITALITY GROUP, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(DIRECTOR AWARD)

[Date]

Name

Address

City State Zip

Re:	Ruth’s Hospitality Group, Inc. (the “Company”) Restricted Stock Unit Award Agreement (this “Agreement”)

Dear [Name]:

The Company is pleased to advise you that its Board of Directors has awarded you (the “Grantee”) a grant of Restricted Stock Units, as provided below, under the Company’s 2018 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Restricted Stock Unit” or “RSU” shall each mean the right to receive one share of Common Stock upon the vesting of the Restricted Stock Unit, on the terms and subject to the conditions of this Agreement and the Plan.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

2.Grant and Vesting.

(a)Grant. Effective as of the date of this Agreement (the “Grant Date”), the Company awards to the Grantee, subject to the terms and conditions set forth in this Agreement and in the Plan, [xx] Restricted Stock Units.  Any shares of Common Stock issued upon the vesting of the Restricted Stock Units will initially be issued by the Company in book entry form only, in the name of the Grantee. The Company shall, upon the request of the Grantee, issue and deliver to the Grantee a certificate representing the Common Stock that has been issued pursuant to this Agreement.

(b)Normal Vesting. [x] of your Restricted Stock Units shall vest on the [x] anniversary of the Grant Date and [x] of your Restricted Stock Units shall vest on each subsequent anniversary thereof until all of the Restricted Stock Units have vested (such [x] year period, the “Restricted Period”), in each case if and only if you are, and have been continuously, serving as a Director of the Company from the date of this Agreement through such date of vesting.  As promptly as possible following each applicable vesting date under this Agreement, the Company shall issue a number of shares of Common Stock equal to the number of RSUs that vested on such vesting date, provided, however, that any fraction of a share that would otherwise result from the operation of the vesting schedule shall be rounded up or down to the nearest whole share in any case where it is necessary to effect a certificated transfer of Common Stock.

(c)Effect on Vesting in Case of Termination of Director Service. Notwithstanding paragraph 2(b) above, the following special vesting rules shall apply if your service as a Director of the Company terminates prior to the expiration of the Restricted Period:

(i)Death or Disability. If you die or become subject to any Disability while a Director of the Company, your Restricted Stock Units shall be vested with respect to the number of RSUs that would have vested had your service as a Director continued for one additional year following the date of your death or Disability.

(ii)Other Termination of Director Service. Unless otherwise determined by the Committee or as specifically set forth herein, if your service as a Director terminates, your Restricted Stock Units shall be vested with respect to that portion that was vested on the date your service as a Director of the Company ceased and any portion that was not vested on such date shall be forfeited immediately and automatically to the Company. The Grantee shall have no further rights with respect to any Restricted Stock Units that are so forfeited.

Except as provided in this paragraph 2(c), the number of Restricted Stock Units that are vested shall not increase once you cease to provide services as a Director of the Company.

(d)Dividends and Other Distributions. If any dividend or distribution is declared and paid in shares of Common Stock subject to the Restricted Stock Units, the number of shares of Common Stock subject to this Agreement shall be adjusted as set forth in the Plan. If any dividend or distribution is declared and paid in respect of the shares of Common Stock subject to the Restricted Stock Units other than in shares of Common Stock, then such dividend or distribution shall be paid to you at the same time that the dividend or distribution is paid to stockholders generally, provided, however, that if the Restricted Stock Units with respect to which such dividend is paid are forfeited by you in connection with a termination of Director service to the Company, then the Company may request you to repay to the Company the full amount of such dividend or distribution that was paid to you.

3.Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

4.Rights of Grantee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your service at any time (with or without Cause), nor confer upon you any right to continue in the service of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of service with the Company, any portion of your Restricted Stock Units that were not previously vested shall be immediately forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Restricted Stock Units upon the occurrence of subsequent events, except as provided in paragraph 7 below.

5.Withholding of Taxes. The Company shall be entitled, if necessary or desirable in the Company’s sole discretion, to withhold from you any amounts due and payable by the Company to you (or secure payment from you, in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Restricted Stock Units awarded under this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

6.Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under this Agreement, make such adjustments in the number and type of shares authorized by the Plan and the number and type of shares subject to the Restricted Stock Units covered by this Agreement as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion, of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock then subject to the Restricted Stock Units that are subject to this Agreement.

7.Restrictions on Transfer. The Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Restricted Stock Units, or any interest therein, until such Restricted Stock Units have vested.

8.Section 409A.  This Agreement is intended to comply with or be exempt from Section 409A of the Code and shall be construed consistently therewith.  Each payment hereunder shall be treated as a separate installment under Section 409A.  Solely to the extent necessary to avoid the addition of taxes under Section 409A, in the event that the Restricted Stock Units vest in connection with a “separation from service” of the Grantee and the Grantee is, at such time, a “specified employee’ under Section 409A, the delivery of the shares of Common Stock to be issued on vesting of the RSUs shall be delayed to the date that is the six months following the separation from service or, if earlier, the death of the Grantee.  Neither the

Company nor the Grantee shall have the right to accelerate or defer delivery of the shares of Common Stock subject to the RSUs unless permitted or required by Section 409A.

9.       Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

10.Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

11.Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

12.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

14.Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

16.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or transmitted by facsimile or other electronic means or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

(a)If to the Grantee:

Name

Address

City State Zip

(b)If to the Company:

Ruth’s Hospitality Group, Inc.
1030 West Canton Avenue, Suite 100
Winter Park, FL 32789
Attention: General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

17.Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

Please execute the 2 copies of this Agreement in the space below and return one copy to the Company. This will confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

Mark Taylor

Vice President, Financial Planning & Analysis

Enclosures:1.Extra copy of this Agreement
2.Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of [DATE].

GRANTEE:

____________________________

[Name]

Dated as of: _____________________________